Exhibit 99.1

-8655
FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2026 SECOND QUARTER RESULTS

– Increases Full-Year 2026 Mid-Point Investment Guidance to $900 Million, up 50% from Previous Mid-Point;
Expects $700 Million in Year-To-Date SHOP Acquisitions by End of Third Quarter –

– SHOP Now Projected to Represent 40% of Proforma Annualized NOI By End of Third Quarter, Ahead of Estimates –

WESTLAKE VILLAGE, CALIFORNIA, August 5, 2026 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the second quarter ended June 30, 2026.

“The excitement and momentum of our SHOP strategy continues, and our transformation is well ahead of previous projections. We increased the mid-point of our 2026 SHOP investment guidance to $900 million, and with an expansion of our credit facility to $1 billion, and an increase in anticipated proceeds from asset sales and the Prestige loan payoff to $730 million, we have enhanced LTC’s long-term ability to organically grow core FFO and FAD per share above historical rates,” said Pam Kessler, LTC’s Co-CEO. “By the end of September, we are projecting that SHOP will represent 40% of LTC’s proforma annualized NOI, ahead of estimates, and account for nearly 50% by year-end. At our current pace, we see a pathway to generating 75% of our annualized NOI from SHOP by the end of 2028.”

Second Quarter Financial Results

	Three Months Ended
	June 30,
(unaudited, amounts in thousands, except per share data)	2026	2025

	(unaudited)

Total revenues	$98,859	$60,240
Net income available to common stockholders	$29,479	$14,938
Number of outstanding shares of common stock	53,906	46,065
Diluted earnings per common share	$0.56	$0.32

Nareit funds from operations attributable to common stockholders ("FFO") (1)	$34,288	$23,382
Nareit diluted FFO per common share (1)	$0.66	$0.51

FFO attributable to common stockholders, excluding non-core adjustments ("Core FFO") (1)	$35,477	$31,393
Diluted Core FFO per share (1)	$0.68	$0.68

Funds available for distribution ("FAD") (1)	$35,605	$25,623
Diluted FAD per share (1)	$0.68	$0.56

FAD, excluding non-core adjustments ("Core FAD") (1)	$36,794	$32,550
Diluted Core FAD per share (1)	$0.70	$0.71

(1)	Represents non-GAAP financial measures. A reconciliation of these measures is included in the tables at the end of this press release.

Seniors Housing Operating Portfolio (“SHOP”) as of June 30, 2026

Since launching its SHOP platform in May 2025, LTC has grown the portfolio to 39 communities, representing 37% of the Company’s total gross real estate investments at July 31, 2026. The platform includes 12 operators, 10 of which are new LTC relationships.

●	Second quarter core NOI: $13.3 million; narrowed full year 2026 core SHOP guidance range with mid-point unchanged.
●	Acquisitions: $171 million, with an anticipated $529 million to close in the third quarter ($208 million of which has already closed).
●	Percentage of gross investments: 32%, projected to grow to over 55% by year-end.
●	Average property vintage: 10 years.

“Our SHOP strategy continues to deliver excellent results, driving double-digit gains,” said Gibson Satterwhite, LTC’s Executive Vice President, Asset Management. “As our operators continue to drive occupancy and rate growth, we are well positioned to achieve our full-year SHOP NOI guidance. We continue to see meaningful opportunities to enhance value across the portfolio, and are enthusiastic about the significant long-term growth opportunities ahead.”

“SHOP gross investments are expected to reach $1.3 billion by the end of September, with an average community age of nine years,” said Clint Malin, LTC’s Co-CEO. “We have substantially accelerated our external growth profile through a careful and deliberate strategy, with 80% of our growth being generated externally, as a result of our ability to successfully cultivate strong operator relationships. “We have built a SHOP portfolio designed to compete effectively today, and in the future, as we continue to drive higher intrinsic growth and provide better risk adjusted returns to our shareholders.”

Supplemental Information

Additional detailed financial information can be found in the tables below and online in the Supplemental Operating and Financial Data presentation, and Form 10-Q at https://ir.ltcreit.com.

Second Quarter Transactions Update

●	Previously disclosed acquisitions of $63 million:
o	$54 million for a 104-unit assisted living and memory care community in Arizona. The acquisition was completed at a cap rate of 6.8%, with an anticipated unlevered IRR in the low- to mid-teens.
o	$9 million for a 61-unit assisted living and memory care community in Illinois. The acquisition was completed at a cap rate of 8.1%, with an anticipated unlevered IRR in the low- to mid-teens.
●	$13 million payoff of a mortgage loan, secured by a skilled nursing center in Texas (previously disclosed). The loan was accounted for as an unconsolidated joint venture.
●	$10 million sale of two skilled nursing centers in Tennessee pursuant to a purchase option; recorded a gain on sale of $8 million.
●	Conversion of two seniors housing communities in Georgia and South Carolina from the Company’s triple-net portfolio into SHOP (previously disclosed).

Third Quarter Subsequent Transactions Update

●	Previously disclosed acquisitions of $208 million:
o	$95 million for two communities in Minnesota that include 215 independent living, assisted living and memory care units. The acquisition was completed at a cap rate of 7.4%, with an anticipated unlevered IRR in the low- to mid-teens.
o	$73 million for two communities in Colorado and New Mexico that include 133 assisted living and memory care units. The acquisition was completed at a cap rate of 6.9%, with an anticipated unlevered IRR in the low- to mid-teens.

o	$40 million for a community in Wisconsin that includes 147 independent living, assisted living and memory care units. The acquisition was completed at a cap rate of 7.2%, with an anticipated unlevered IRR in the low- to mid-teens.
●	$34 million sale of a 99-bed skilled nursing center in Oregon; anticipated gain on sale is approximately $33 million.

Liquidity

●	Enhanced capital structure by increasing commitments under the Company’s credit facility by $300 million to $1.1 billion, through an expansion of its aggregate revolving credit commitment from $600 million to $900 million (previously disclosed).
●	Anticipate entering into a new equity distribution agreement in the third quarter.
●	$648 million total proforma liquidity:
●	$15 million cash on hand.
●	$544 million available under the Company’s unsecured revolving line of credit with $356 million outstanding.
●	$89 million available under the Company’s ATM.

Guidance

LTC increased diluted earnings per common share guidance to reflect anticipated gains on sales related to planned asset disposition of an additional $464 million. Total dispositions and payoffs for 2026 are now projected to be $730 million. Also, LTC narrowed its full year 2026 diluted Core FFO and Core FAD per share guidance with the mid-point unchanged. The following table represents updated guidance:

2026
Full Year
Diluted earnings per common share	$8.08 to $8.10
Diluted Core FFO per share	$2.76 to $2.78
Diluted Core FAD per share	$2.83 to $2.85

Information and a reconciliation of the Company’s guidance, funds from operations attributable to common stockholders, excluding non-core adjustments, (“Core FFO”) and funds available for distribution, excluding non-core adjustments, (“Core FAD”) can be found in the tables at the end of this press release.

Conference Call Information

LTC will conduct a conference call on Thursday, August 6, 2026 at 8:00 a.m. Pacific / 11:00 a.m. Eastern, to provide commentary on its performance and operating results for the quarter ended June 30, 2026.

Webcast	https://ir.ltcreit.com/
USA Toll-Free Number	877-407-8634
International Number	201-689-8502

Conference Call Replay
A replay of the call will be available three hours after the live call through August 20, 2026.

USA Toll-Free Number	877-660-6853
International Number	201-612-7415
Access ID	13761734

About LTC

LTC is a real estate investment trust (REIT) focused on seniors housing and health care properties, principally investing through SHOP, triple-net leases, joint ventures, and structured finance solutions. The Company’s portfolio includes nearly 190 properties throughout the United States. Based on gross real estate investments, 70% of the Company’s assets are seniors housing communities with the remainder skilled nursing centers. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Examples of forward-looking statements include the Company’s 2026 full year guidance and statements regarding the Company’s anticipated SHOP acquisitions, growth of core FFO and FAD, projected proforma annualized NOI, expected gross investment amount and growth, anticipated unlevered IRR, planned asset dispositions, payoffs, and gains on sale, and future strategy. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, operational and legal risks and liabilities under the Company’s new SHOP segment; the Company’s dependence on the ability of its third-party independent operators to successfully manage and operate the Company’s SHOP communities; the Company’s dependence on its operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with applicable law or regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by the Company’s operators; the Company’s reliance on a few major operators; the Company’s ability to find suitable replacement operators for its SHOP communities; the Company’s ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation; operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of the Company’s real estate investments; the relative illiquidity of the Company’s real estate investments; the Company’s ability to develop and complete construction projects; the Company’s ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; the Company’s ability to grow if access to capital is limited; and a failure to maintain or increase the Company’s dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” and other information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and the Company’s publicly available filings with the Securities and Exchange Commission. The Company does not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Rental income	$25,990	$30,177	$52,329	$61,621
Resident fees and services (1)	56,132	11,950	105,717	11,950
Interest income from financing receivables (2)	5,640	7,084	13,895	14,086
Interest income from mortgage loans	10,315	9,680	20,544	18,859
Interest and other income	782	1,349	1,785	2,755
Total revenues	98,859	60,240	194,270	109,271

Expenses:
Interest expense	9,484	8,014	20,266	15,927
Depreciation and amortization	12,371	8,776	24,350	17,938
Seniors housing operating expenses (1)	42,208	9,419	79,097	9,419
Provision (recovery) for credit losses	27	387	(657)	3,439
Transaction costs	1,189	6,706	1,877	7,147
Triple-net lease property tax expense	2,101	2,795	4,495	5,902
General and administrative expenses	8,161	8,447	16,743	15,418
Total expenses	75,541	44,544	146,171	75,190

Income before unconsolidated joint ventures, real estate dispositions and other items	23,318	15,696	48,099	34,081

Gain on sale of real estate, net	7,562	332	7,552	503
Income from unconsolidated joint ventures	101	439	396	4,104
Income tax (provision) benefit	(166)	81	(276)	81
Net income	30,815	16,548	55,771	38,769
Income allocated to non-controlling interests	(1,178)	(1,456)	(2,541)	(2,997)
Net income attributable to LTC Properties, Inc.	29,637	15,092	53,230	35,772
Income allocated to participating securities	(158)	(154)	(314)	(317)
Net income available to common stockholders	$29,479	$14,938	$52,916	$35,455

Earnings per common share:
Basic	$0.57	$0.33	$1.05	$0.78
Diluted	$0.56	$0.32	$1.05	$0.77

Weighted average shares used to calculate earnings per
common share:
Basic	51,872	45,714	50,217	45,524
Diluted	52,198	46,028	50,543	45,838

Dividends declared and paid per common share	$0.57	$0.57	$1.14	$1.14

(1)	Represents the Company’s seniors housing operating portfolio (“SHOP”) operating income and expense.
(2)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on the Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on the Consolidated Statements of Income.

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share amounts)

	June 30, 2026	December 31, 2025
Investments:	(unaudited)	(audited)
Land	$139,436	$128,590
Buildings and improvements	1,639,229	1,482,075
Properties held-for-sale, net of accumulated depreciation: 2026—$4,523; 2025—$0	654	—
Accumulated depreciation and amortization	(425,246)	(408,906)
Owned real properties, net	1,354,073	1,201,759
Financing receivables,(1) net of credit loss reserve: 2026—$2,869; 2025—$3,631	284,047	359,457
Mortgage loans receivable, net of credit loss reserve: 2026—$3,955; 2025—$3,849	392,137	381,662
Real property investments, net	2,030,257	1,942,878
Notes receivable, net of credit loss reserve: 2026—$257; 2025—$259	25,471	25,615
Investments in unconsolidated joint ventures	—	12,524
Investments, net	2,055,728	1,981,017

Other assets:
Cash and cash equivalents	40,435	14,387
Debt issue costs related to revolving line of credit	6,123	4,742
Interest receivable	24,621	22,720
Straight-line rent receivable	17,329	17,949
Prepaid expenses and other assets	32,622	21,245
Total assets	$2,176,858	$2,062,060

LIABILITIES
Revolving line of credit	$200,000	$252,863
Term loans, net of debt issue costs: 2026—$1,596; 2025—$1,787	198,404	198,213
Senior unsecured notes, net of debt issue costs: 2026—$814; 2025—$895	378,686	391,105
Accrued interest	1,793	3,806
Accrued expenses and other liabilities	56,344	53,689
Total liabilities	835,227	899,676

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 110,000 shares authorized; shares issued and outstanding: 2026—53,906; 2025—48,482	539	485
Capital in excess of par value	1,386,159	1,189,846
Cumulative net income	1,896,637	1,843,407
Accumulated other comprehensive income	3,409	482
Cumulative distributions	(2,018,188)	(1,959,236)
Total LTC Properties, Inc. stockholders’ equity	1,268,556	1,074,984
Non-controlling interests	73,075	87,400
Total equity	1,341,631	1,162,384
Total liabilities and equity	$2,176,858	$2,062,060

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on the Consolidated Balance Sheets.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, amounts in thousands)

	Six Months Ended
	June 30,
	2026	2025
OPERATING ACTIVITIES:
Net income	$55,771	$38,769
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,350	17,938
Stock-based compensation expense	4,390	5,048
Gain on sale of real estate, net	(7,552)	(503)
Income tax provision (benefit)	276	(81)
Income from unconsolidated joint ventures	(396)	(4,104)
Income distributions from unconsolidated joint ventures	494	4,138
Straight-line rent adjustment	598	1,075
Adjustment for collectability of straight-line rental income	—	243
Adjustment for collectability of lease incentives	13	249
Amortization of lease incentives	247	380
Effective interest income	(1,118)	(2,930)
(Recovery) provision for credit losses	(657)	3,439
Amortization of debt issue costs	1,003	780
Other non-cash items, net	5	46
Change in operating assets and liabilities
Increase in interest receivable	(3,324)	(4,177)
Decrease in accrued interest payable	(2,013)	(212)
Net change in other assets and liabilities	(6,945)	(500)
Net cash provided by operating activities	65,142	59,598
INVESTING ACTIVITIES:
Investment in real estate properties	(171,623)	—
Investment in real estate capital improvements	(6,448)	(2,495)
Proceeds from sale of real estate, net	9,496	3,186
Investment in financing receivables	(373)	—
Proceeds from sale of properties accounted for as a financing receivable	62,220	—
Investment in real estate mortgage loans receivable	(10,766)	(41,535)
Principal payments received on mortgage loans receivable	180	451
Investments in unconsolidated joint ventures	(34)	(192)
Proceeds from liquidation of investments in unconsolidated joint ventures	12,558	13,000
Principal payments received on notes receivable	146	888
Net cash used in investing activities	(104,644)	(26,697)
FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving line of credit	(52,863)	24,200
Repayment of debt	(12,500)	(12,500)
Proceeds from common stock issued	198,064	13,785
Payments of common share issuance costs	(200)	(205)
Distributions paid to stockholders	(58,952)	(53,556)
Acquisition of and distribution paid to non-controlling interests	—	(1,188)
Financing costs paid	(2,112)	(22)
Cash paid for taxes in lieu of shares upon vesting of long-term equity incentives	(5,875)	(5,209)
Other	(12)	(11)
Net cash provided by (used in) financing activities	65,550	(34,706)
Increase (decrease) in cash and cash equivalents	26,048	(1,805)
Cash and cash equivalents, beginning of period	14,387	9,414
Cash and cash equivalents, end of period	$40,435	$7,609

See LTC’s most recent Quarterly Report on Form 10-Q for Supplemental Cash Flow Information

Supplemental Reporting Measures

FFO, FAD, and NOI are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO, FAD, and NOI as supplemental measures of operating performance. The Company believes FFO, FAD, and NOI are helpful in evaluating the operating performance of a REIT.

Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. LTC believes that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-core adjustments from FFO and FAD in order to allow investors, analysts and management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current Nareit definition or have a different interpretation of the current Nareit definition from that of the Company; therefore, caution should be exercised when comparing the Company’s FFO to that of other REITs.

The Company defines FAD as FFO excluding the effects of straight-line rent, amortization of lease incentives, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest, non-cash interest charges, recurring capital expenditures and the provision (recovery) for credit losses. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in the consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of a loan thus creating an effective interest receivable asset included in the interest receivable line item in the consolidated balance sheet and reduces down to zero when, at some point during the loan term, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

The Company defines NOI as net income (loss) (computed in accordance with GAAP) before (i) general and administrative expenses, (ii) transaction costs, (iii) write-off of effective interest, (iv) provision for credit losses, (v) impairment loss, (vi) depreciation and amortization, (vii) interest expense, (viii) gain or loss on sale of real estate and (ix) income tax benefit or expense. We use NOI to reflect the operating performance of our portfolio because NOI excludes certain items that are not associated with the operations of our properties. NOI is not equivalent to our net income (loss) as determined under GAAP. Additionally, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Therefore, caution should be exercised when comparing our NOI to that of other REITs.

While the Company uses FFO, FAD, and NOI as supplemental performance measures of the cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of Nareit FFO attributable to common stockholders and FAD (unaudited, amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

GAAP net income available to common stockholders	$29,479	$14,938	$52,916	$35,455
Add: Depreciation and amortization	12,371	8,776	24,350	17,938
Less: Gain on sale of real estate, net	(7,562)	(332)	(7,552)	(503)
Nareit FFO attributable to common stockholders	34,288	23,382	69,714	52,890

Add (Less): Non-core adjustments (1)	1,189	8,011	(502)	8,416
FFO, excluding non-core adjustments ("Core FFO")	$35,477	$31,393	$69,212	$61,306

Nareit FFO attributable to common stockholders	$34,288	$23,382	$69,714	$52,890
Non-cash income:
Add: Straight-line rent adjustment	264	497	598	1,075
Add: Amortization of lease incentives	129	182	260	629
Add: Other non-cash contra-revenue	—	—	—	243
Less: Effective interest income	(626)	(1,529)	(1,118)	(2,930)
Net non-cash income	(233)	(850)	(260)	(983)

Non-cash expense:
Add: Non-cash compensation charges	2,326	2,795	4,390	5,048
Add (Less): Provision (recovery) for credit losses	27	387	(657)	3,439
Net non-cash expense	2,353	3,182	3,733	8,487

Less: Recurring capital expenditures	(803)	(91)	(1,208)	(91)
Funds available for distribution ("FAD")	35,605	25,623	71,979	60,303

Add: Non-core adjustments (1)	1,189	6,927	65	4,268
FAD, excluding non-core adjustments ("Core FAD")	$36,794	$32,550	$72,044	$64,571

(1)	See the reconciliation of non-core adjustments on the following page for further detail.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of Nareit FFO attributable to common stockholders and FAD by reconciling the non-core adjustments (unaudited, amounts in thousands):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2026		2025		2026		2025
Reconciliation of non-core adjustments to Nareit FFO:
Add: Notes receivables and related interest receivable, if applicable, write-off	$—		$—		$—		$3,064	(1)
Add: Provision for credit losses reserve recorded upon origination	—		384		—		384
Deduct: Recovery for credit losses related to loan payoffs	—		—		(765)		—
Add (Deduct): Total provision for credit losses adjustments	—		384		(765)		3,448
Add: Lease termination fee paid upon conversion to SHOP	—		5,971	(2)	—		5,971	(2)
Add: Transaction costs	1,189	(3)	520	(3)	1,877	(3)	823	(3)
Add: One-time general and administrative expenses related to an employee retirement	—		1,136		—		1,136
Add: Expense and contra-revenue adjustments	1,189		7,627		1,877		7,930
Deduct: Income related to exit IRRs received	—		—		(1,614)	(4)	(2,962)	(5)
Total non-core adjustments to Nareit FFO	$1,189		$8,011		$(502)		$8,416

Reconciliation of non-core adjustments to FAD:
Add: Lease termination fee paid upon conversion to SHOP	$—		$5,971	(2)	$—		$5,971	(2)
Add: Transaction costs	1,189	(3)	520	(3)	1,877	(3)	823	(3)
Add: One-time cash general and administrative expenses related to an employee retirement	—		436		—		436
Add: Cash expense adjustments	1,189		6,927		1,877		7,230
Deduct: Cash income related to exit IRRs received	—		—		(1,812)	(4)	(2,962)	(5)
Total non-core cash adjustments to FAD	$1,189		$6,927		$65		$4,268

(1)	Represents the write-off of a working capital note and related interest receivable balance in connection with a SHOP conversion.
(2)	Represents a one-time lease termination fee paid to an operator for the conversion of the operator’s triple-net lease into SHOP.
(3)	The transaction costs adjustment for 2026 includes all transaction costs incurred, whereas the transaction costs adjustment for 2025 includes only SHOP segment startup costs. Transaction costs are excluded from FFO and FAD to improve comparability across periods as such expenditures are not indicative of ongoing operations.
(4)	The 2026 exit IRR income adjustment represents the payment received in connection with the sale of a portfolio of three skilled nursing centers in Florida that was accounted for as a financing receivable. The FFO adjustment represents the receipt of $1,812, offset by $198 of effective interest receivable previously recognized over the term of the loan through payoff.
(5)	The 2025 exit IRR income adjustment represents the payment received in connection with the redemption of LTC’s preferred equity investment in a joint venture. The 13% exit IRR was not previously recorded.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of Nareit FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Basic Nareit FFO attributable to common stockholders per share	$0.66	$0.51	$1.39	$1.16
Diluted Nareit FFO attributable to common stockholders per share	$0.66	$0.51	$1.38	$1.15

Diluted Nareit FFO attributable to common stockholders	$34,288	$23,382	$69,714	$52,890
Weighted average shares used to calculate Nareit diluted FFO attributable to common stockholders per share	52,198	46,028	50,543	45,838

Basic Core FFO per share	$0.68	$0.69	$1.38	$1.35
Diluted Core FFO per share	$0.68	$0.68	$1.37	$1.34

Diluted Core FFO	$35,477	$31,547	$69,212	$61,623
Weighted average shares used to calculate diluted Core FFO per share	52,198	46,297	50,543	46,112

Basic FAD per share	$0.69	$0.56	$1.43	$1.32
Diluted FAD per share	$0.68	$0.56	$1.42	$1.31

Diluted FAD	$35,605	$25,623	$71,979	$60,620
Weighted average shares used to calculate diluted FAD per share	52,198	46,028	50,543	46,112

Basic Core FAD per share	$0.71	$0.71	$1.43	$1.42
Diluted Core FAD per share	$0.70	$0.71	$1.43	$1.41

Diluted Core FAD	$36,794	$32,704	$72,044	$64,888
Weighted average shares used to calculate diluted Core FAD per share	52,198	46,297	50,543	46,112

Reconciliation of FFO and FAD (continued)

Guidance

The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments. The 2026 full year guidance is as follows (unaudited, amounts in thousands, except per share amounts):

	Full Year 2026 Guidance
	Low	High
Diluted earnings per common share	$8.08	$8.10
Less: Gain on sale, net of impairment loss	(6.36)	(6.36)
Add: Depreciation and amortization	1.04	1.04
Diluted Nareit FFO attributable to common stockholders	2.76	2.78
Add: Non-core adjustments	—	—
Diluted Core FFO	$2.76	$2.78

Diluted Nareit FFO attributable to common stockholders	$2.76	$2.78
(Less) Add: Non-cash (income) recovery	(0.02)	(0.02)
Add: Non-cash expense	0.14	0.14
Less: Recurring capital expenditures	(0.08)	(0.08)
Diluted FAD	2.80	2.82
Add: Non-core adjustments	0.03	0.03
Diluted Core FAD	$2.83	$2.85

The assumptions underlying the full year guidance are as follows:

●	Gross investments estimates increased by $300.0 million at the mid-point, to a range of $700.0 million to $1.1 billion, from $400.0 million to $800.0 million. Gross investments include transactions closed to date, or expected to close in the 2026 third quarter;
●	Asset sales and loan payoffs projections increased by $464.1 million, to $730.0 million, including $120.3 million of sales and payoffs through end of July 2026, with an anticipated gain on sale of over $300.0 million, of which $7.6 million has been recognized;
●	SHOP NOI, inclusive of expected net investments, in the range of $71.2 million to $79.9 million, an increase from $65.1 million to $77.2 million.
●	For the core 27-property SHOP portfolio as of the 2026 first quarter (13 initial conversions and 14 acquired properties, which excludes value-add conversions and additional acquisitions), SHOP NOI in the range of $53.5 million to $56.5 million. The assumptions underlying the SHOP NOI guidance at the mid-point are as follows:
o	Proforma NOI growth of ~14.0% at the mid-point, over 2025 proforma NOI;
o	Occupancy growth of ~70 basis points from 2025 proforma average occupancy of ~89.7%; and
o	Projected increases in average revenue per occupied room per month (“REVPOR”) of ~5.5%, and average expenses per occupied room per month (“EXPOR”) of ~3.0%.
●	SHOP FAD capital expenditures in the range of $4.0 million to $4.4 million, or approximately $1,500 per unit annually;
●	SHOP non-FAD capital expenditures of $12.9 million (an increase from $10.0 million), including $4.2 million announced for initial conversions, $6.8 million underwritten for acquired SHOP properties through the end of July 2026, and $1.9 million for value-add conversions of five properties;
●	General and administrative costs in the range of $31.7 million to $33.9 million; and
●	Adjustments to Core FFO and Core FAD include the following:
o	One-time exit IRR income that LTC received in connection with the sale of three skilled nursing centers accounted for as a Financing receivable on the Company’s Consolidated Balance Sheets. See the reconciliation of non-core adjustments above;
o	Transaction costs in the range of $3.1 million to $3.5 million for the full year; and
o	Recovery of provision for credit losses related to loan payoffs, including the $765,000 provision for credit losses recovery included on the reconciliation of non-core adjustments above.

Reconciliation of NOI

The following table reconciles GAAP net income to NOI (unaudited, amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net income	$30,815	$16,548	$55,771	$38,769
Add (Less): Income tax provision (benefit)	166	(81)	276	(81)
Less: Gain on sale of real estate, net	(7,562)	(332)	(7,552)	(503)
Add: General and administrative expenses	8,161	8,447	16,743	15,418
Add: Transaction costs	1,189	6,706	1,877	7,147
Add (Less): Provision (recovery) for credit losses	27	387	(657)	3,439
Add: Depreciation and amortization	12,371	8,776	24,350	17,938
Add: Interest expense	9,484	8,014	20,266	15,927
NOI	$54,651	$48,465	$111,074	$98,054

The following table provides a summary of the Company’s NOI by segment (unaudited, amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Real estate investment portfolio	$40,584	$45,809	$83,947	$95,219
SHOP	13,924	2,531	26,620	2,531
Non-segment/corporate	143	125	507	304
Total NOI	$54,651	$48,465	$111,074	$98,054